AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 6, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Quantum Group, Inc.

--------------------------------------------------------------------

(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-0774748
----------------------------------------	--------------------------------
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida 33414

------------------------------------------------------------------------

(Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration	If this form relates to the
of a securities pursuant to Section	registration of a class of securities
12(b) of the Exchange Act and is	pursuant to Section 12(g) of the
effective upon filing pursuant to	Exchange Act and is effective pursuant
General Instruction A.(c), please check	to General Instruction A.(d), please
check the following box. /X/	check the following box. /_/

Securities Act registration statement file number to which this form relates: 333-142990

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of three shares of	American Stock Exchange
Common Stock, two Class A Warrants
and two Class B Warrants
Common Stock, par value $0.001 per share	American Stock Exchange
Class A Warrants	American Stock Exchange
Class B Warrants	American Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:    None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-142990, filed with the U.S. Securities and Exchange Commission on May 15, 2007, and subsequently amended on May 17, July 5, July 6, September 25, September 26, October 25, November 20 and December 6 2007 and as further amended from time to time thereafter (the “Registration Statement”) and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

1.

Specimen copy of the Common Stock Certificate (Exhibit 4.6 to the Registration Statement).

2.

Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3.

Specimen copy of the Class A Warrant and Class B Warrant (Exhibit 4.4 and 4.5 to the Registration Statement, respectively).

4.

Form of Warrant Agreement (Exhibit 4.1 to the Registration Statement).

5.

Articles of Incorporation, as amended (Exhibit 3.1(i) to the Registration Statement).

6.

Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   December 6, 2007

The Quantum Group, Inc.

By:	/s/ Noel J. Guillama
Noel J. Guillama
President and Chief Executive Officer

EXHIBIT INDEX

No.

DESCRIPTION

1.

Specimen copy of the Common Stock Certificate (Exhibit 4.6 to the Registration Statement).

2.

Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3.

Specimen copy of the Class A Warrant and Class B Warrant (Exhibit 4.4 and 4.5 to the Registration Statement, respectively).

4.

Form of Warrant Agreement (Exhibit 4.1 to the Registration Statement).

5.

Articles of Incorporation, as amended (Exhibit 3.1(i) to the Registration Statement).

6.

Bylaws, as amended (Exhibit 3.1(ii) to the Registration Statement).